Exhibit 10.20

Amendment No. 1 to

Loan and Security Agreement

Borrower:	Quench USA, Inc.
Address:	780 5th Avenue, Suite 135
King of Prussia, PA 19406

Date:	May 1, 2012

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into on the above date, by and between the borrower named above (“Borrower”) and ORIX Venture Finance LLC, a Delaware limited liability company (“ORIX”).

RECITALS:

WHEREAS, Borrower and ORIX are parties to that certain Loan and Security Agreement dated as of October 7, 2011 (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which ORIX has agreed to make loans and other extensions of credit to Borrower in accordance with the terms thereof;

WHEREAS, Borrower and ORIX have agreed to amend the Loan Agreement subject to the terms and conditions set forth herein;

WHEREAS, in connection with the foregoing, Borrower and ORIX wish to amend the Loan Agreement, subject to the terms and conditions of this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1               Amendments to Loan Agreement.

(a)           Section 5 (Reporting) of the Schedules to the Loan Agreement is hereby amended by deleting all references to “Minimum Recurring Revenue” and replacing them with “Minimum Net Rental Revenue”.

(b)           Section 6 (Financial Covenants) of the Schedules to the Loan Agreement is hereby amended by deleting the following “Minimum Recurring Revenue” provisions:

“Minimum

Recurring Revenue:                                    Borrower’s Recurring Revenue shall be not less than the amounts set forth in the “Covenant for Test Period” line set forth on Exhibit A attached hereto during the periods set forth on such Exhibit A, tested as of the last day of each such period.  For the avoidance of doubt, the “Covenant for Test Period” amount will be capped at $24,000,000.  Borrower will provide ORIX with a detailed schedule of expected original “in-house” recurring rental revenue based on the amount of in-house contract rental revenue at the time of acquisition minus expected churn rates.

For the purposes of this Schedule 6 and the attached Exhibit A, “Recurring Revenue” shall mean seventy-five percent (75%) of the Organic Net Rental Revenue (ex Acq) applicable to such period plus  seventy-five percent (75%) of any Acquisition #n Organic Rental Revenue applicable to such period.

For the purposes of this Schedule 6 and the attached Exhibit A, “Organic Net Rental Revenue (ex Acq)” shall mean Borrower’s profits and loss statement line titled “Rental Revenue” minus Borrower’s profits and loss statement line titled “Credit Memos.”

For the purposes of this Schedule 6 and the attached Exhibit A, “Acquisition #n Organic Rental Revenue” shall mean the expected quarterly rental revenue derived from contracts that are held in-house at the time of the acquisition which will be added to Borrower’s profits and loss statement line titled “Rental Revenue.”  For the avoidance of doubt, the expected quarterly rental revenue derived from such contracts shall be calculated based only on the portion of acquired revenue that will be added to the same profits and loss statement lines, and not the total acquired revenue.”

and replacing them with the following:

“Minimum

Net Rental Revenue:                                  Borrower’s “Net Rental Revenue” (as defined below) shall be not less than the amounts set forth on the Minimum Net Rental Revenue “Covenant for Test Period” line set forth on Exhibit A1 attached hereto during the periods set forth on such Exhibit A1, tested as of the last day of each such period; provided, that the Minimum Net Rental Revenue “Covenant for Test Period” amount shall increase by an amount equal to 75% of Net Rental Revenue attributable to each acquisition for each applicable test period, beginning in the calendar quarter after the closing of each acquisition.

The Minimum Net Rental Revenue “Covenant for Test Period” amount will be capped at $24,000,000 for any and all applicable test periods.

Borrower will provide ORIX with a detailed schedule of expected Net Rental Revenue based on the amount of in-house contract Net Rental Revenue at the time of each acquisition minus expected churn within 45 days of the closing of each acquisition.

For the purposes of this Schedule 6 and the attached Exhibit A1, “Net Rental Revenue” shall mean as reported on Borrower’s Detailed Income Statement line titled “Rental Revenue, Gross” plus Borrower’s Detailed Income Statement line titled “Credit Memos.”  For the avoidance of doubt, the expected Net Rental Revenue attributable to each acquisition shall be calculated based only on the portion of acquired Net Rental Revenue that will be added to the Borrower’s Detailed Income Statement lines noted above, and not the total acquired revenue.”

Section 2               Representations and Warranties.  To induce ORIX to enter into this Amendment, Borrower represents and warrants that:

(a)           No Default.  After giving effect to this Amendment, no Default or Event of Default shall have occurred or be continuing as of the date hereof;

(b)           Representations and Warranties.  No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment which constitutes an Event of Default and, after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrower contained in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representation or warranty shall be true, accurate and complete in all material respects as of such earlier date; and

(c)           Corporate Authority.  (i) The execution, delivery and performance by Borrower of this Amendment is within its corporate powers and has been duly authorized by all necessary corporate action on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, and (iii) neither the execution, delivery or performance by Borrower of this Amendment (1) violates any law or regulation, or any other or decree of any governmental authority, (2) conflicts with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, (3) results in the creation or imposition of any lien upon any of the Collateral, (4) violates or conflicts with the certificate of incorporation or bylaws of Borrower, or (5) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

Section 3               Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           Executed Amendment.  ORIX shall have received from Borrower a copy of this Amendment (with an original to follow promptly thereafter), duly authorized, executed and delivered, and the Amendment shall constitute a Loan Document;

(b)           Amendment Fee.  Borrower shall have paid to ORIX a fully-earned, non-refundable amendment fee of $0.00 with respect to this Amendment; and

(c)           Counsel Fees.  Borrower shall have satisfied all fees and expenses incurred by ORIX in connection with this Amendment and the subject matter hereof, including without limitation, reasonable fees, costs, and expenses of ORIX’s legal counsel incurred in connection with the preparation and negotiation of this Amendment.

Section 4               Miscellaneous.

(a)           Binding Obligation.  This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

(b)           Ratification.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not effect a novation of the Loan Agreement or any other Loan Document.  Borrower hereby ratifies and reaffirms each of the terms and conditions of the Loan Documents to which it is a party and all of its obligations thereunder.

(c)           Limitation; Reservation of Rights.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any Event of Default or any other term or condition of any Loan Document or of any other instrument or agreement referred to therein or to prejudice any right or remedy which ORIX may now have or may have in the future under or in connection with the Loan Documents or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except for the amendments set forth herein, ORIX hereby expressly reserves all of its rights and remedies under the Loan Documents and at law and equity.  Except as expressly amended hereby, the Loan Documents shall continue in full force and effect.

(d)           Releases.  In further consideration of ORIX’s execution of this Agreement, Borrower for itself and on behalf of its respective successors (including, without limitation, any trustees acting on behalf of Borrower and any debtor-in-possession with respect to Borrower), assigns, subsidiaries and affiliates, hereby forever releases ORIX and its respective successors, assigns, parents, subsidiaries, affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Agreement was executed with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations, other than arising out of such Releasee’s gross negligence or willful misconduct as determined by a non-appealable decision of a court of competent jurisdiction.  This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Amendment, the Loan Documents or the Loan Agreement including payment in full of all Obligations.

(e)           Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of Borrower and ORIX and their respective successors and assigns.

(f)            ENTIRE AGREEMENT.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE AND CONTAIN THE ENTIRE, FINAL AGREEMENT AND UNDERSTANDING CONCERNING THE SUBJECT MATTER HEREOF BETWEEN THE PARTIES HERETO, AND SUPERSEDES ALL OTHER PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, REPRESENTATIONS, WARRANTIES, COMMITMENTS, PROPOSALS, OFFERS AND CONTRACTS CONCERNING THE SUBJECT MATTER HEREOF, WHETHER ORAL OR WRITTEN.  THIS AMENDMENT, ANY SUPPLEMENTS HERETO, AND ANY INSTRUMENTS OR DOCUMENTS DELIVERED OR TO BE DELIVERED IN CONNECTION HEREWITH MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

(g)           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(h)           Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(i)            Counterparts.  This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(j)            Incorporation of Loan Agreement Provisions.  This Amendment is executed pursuant to the Loan Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement. The provisions contained in Section 8.11 (Governing Law) and Section 8.13 (Jury Trial) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date first written above.

Quench USA, Inc., a Delaware corporation

By:	/s/ Anthony Ibarguen
	Name:	Anthony Ibarguen
	Title:	President and Chief Executive Officer

ORIX Venture Finance LLC, a Delaware limited liability company

By:	/s/ Christopher Smith
	Name:	Christopher Smith
	Title:	Manager

ORIX/QUENCH —AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

MONTHLY COMPLIANCE CERTIFICATE For Period Exhibit A1 TO: E-MAIL: FROM: The undersigned authorized officer of Quench USA, Inc. (“Borrower”) certifies that, under the Loan and Security Agreement between Borrower and ORIX dated October 7, 2011 (the “Loan Agreement”) and all related documents (with the Loan Agreement, the “Loan Documents”): (i) For the period above, Borrower is in complete compliance with all covenants in the Loan Documents, including all financial covenants (except as may be noted below); (ii) all representations and warranties in the Loan Documents are true and correct in all material respects on this date, and (iii) no Default or Event of Default (as those terms are defined in the Loan Agreement) has occurred and is continuing. Without limiting the foregoing, the undersigned further certifies to the compliance with the specific covenants set out below. Attached are the required documents supporting this Certificate. The undersigned certifies that these were prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in any accompanying letter or footnotes. Nothing herein limits, modifies, amends or waives any provisions of the Loan Documents. Borrower must comply, without limitation, with all covenants including the following tests: Minimum Net Rental Revenue Minimum Net Rental Revenue, measured as of the end of each period, shall not be less than the amount stated in the Schedule to the Loan and Security Agreement, including all Amendments. Covenant Compliance Calculation 2011 2012 2013 2014 2015 (000) Q4 (Dec) Q1 (Mar) Q2 (Jun) Q3 (Sep) Q4 (Dec) Q1 (Mar) Q2 (Jun) Q3 (Sep) Q4 (Dec) Q1 (Mar) Q2 (Jun) Q3 (Sep) Q4 (Dec) Q1 (Mar) Q2 (Jun) Q3 (Sep) Q4 (Dec) Actual Results Rental Revenue, Gross Credit Memos Net Rental Revenue $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Cumulative Actual Net Rental Revenue (trailing 4 quarters) $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Cumulative measurement period in quarters 1 2 3 4 4 4 4 4 4 4 4 4 4 4 4 4 4 Covenant Test Period Calculation Minimum Net Rental Revenue “Covenant for Test Period” $ 3,000 $ 6,300 $ 9,900 $ 13,700 $ 14,700 $ 15,800 $ 16,800 $ 17,800 $ 18,800 $ 19,700 $ 20,500 $ 21,300 $ 22,100 $ 22,900 $ 23,700 $ 24,000 $ 24,000 Acquistion #1 Covenant Adjustment $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Acquistion #2 Covenant Adjustment $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Acquistion #3 Covenant Adjustment $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Total Minimum Net Rental Revenue “Covenant for Test Period” $ 3,000 $ 6,300 $ 9,900 $ 13,700 $ 14,700 $ 15,800 $ 16,800 $ 17,800 $ 18,800 $ 19,700 $ 20,500 $ 21,300 $ 22,100 $ 22,900 $ 23,700 $ 24,000 $ 24,000 Cumulative Actual Net Rental Revenue (trailing 4 quarters) $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Total Minimum Net Rental Revenue “Covenant for Test Period” $ 3,000 $ 6,300 $ 9,900 $ 13,700 $ 14,700 $ 15,800 $ 16,800 $ 17,800 $ 18,800 $ 19,700 $ 20,500 $ 21,300 $ 22,100 $ 22,900 $ 23,700 $ 24,000 $ 24,000 Compliance? YES/NO Acquisition Covenant Adjustment Acquisition #1 Covenant Adjustment Acquisition Net Rental Revenue $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Cumulative Acquisition Net Rental Revenue (trailing 4 quarters) $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Adjustment Factor 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75 % Acquisition #1 Covenant Adjustment $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Acquisition #2 Covenant Adjustment Acquisition Net Rental Revenue $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Cumulative Acquisition Net Rental Revenue (trailing 4 quarters) $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Adjustment Factor 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75 % Acquisition #2 Covenant Adjustment $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Acquisition #3 Covenant Adjustment Acquisition Net Rental Revenue $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Cumulative Acquisition Net Rental Revenue (trailing 4 quarters) $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Adjustment Factor 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75 % Acquisition #3 Covenant Adjustment $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — $ — Cash Balance Obligor shall at all times maintain unrestricted cash not less than $1,500,000 in Deposit Accounts not subject to any liens, security interests or charges other than in favor of ORIX. 2011 2012 2013 (000) Oct Nov Dec Jan Feb Mar April May June July Aug Sep Oct Nov Dec Jan Feb Lowest Unrestricted Cash Required Minimum cash 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 Compliance? 2013 2014 (000) Mar April May June July Aug Sep Oct Nov Dec Jan Feb Mar April May June July Lowest Unrestricted Cash Required Minimum cash 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 Compliance? 2014 2015 (000) Aug Sep Oct Nov Dec Jan Feb Mar April May June July Aug Sep Oct Nov Dec Lowest Unrestricted Cash Required Minimum cash 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 1,500 Compliance? Borrower only has Deposit Accounts and/or Investment Accounts located at the following institutions: Deposit Accounts and Investment Accounts opened in the current period: Type: a/c #: Type: a/c #: Has Borrower filed any new Trademark, Patent or Copyright applications? (If “yes”, please list below ) No No No SIGNATURE DATE PLEASE RETURN YOUR SIGNED FORM BY EMAIL TO JEFFREY.SOKOLOWSKI@ORIX.COM FOR ORIX USE ONLY: Date Received: Reviewed by: Review Date: In Compliance: Y / N